Exhibit 99.1

Comdisco Announces Fiscal 2007 Second Quarter Financial Results

Rosemont, IL- May 15, 2007 - Comdisco Holding Company, Inc. (OTC: CDCO.OB) today reported financial results for its fiscal second quarter ended March 31, 2007. Comdisco emerged from Chapter 11 on August 12, 2002. Under its Plan of Reorganization, Comdisco's business purpose is limited to the orderly runoff or sale of its remaining assets.

Operating Results: For the three months ended March 31, 2007, the company reported net earnings of approximately $643,000, or $0.16 per common share (basic and diluted). The per share results for Comdisco Holding Company, Inc. are based on approximately 4 million shares of common stock outstanding for the quarter ended March 31, 2007.

For the quarter ended March 31, 2007, total revenue decreased by 75 percent to $2 million from $8 million for the quarter ended March 31, 2006. The decrease is a result of reduced proceeds from the sale of equity securities in the current quarter, which resulted in nominal proceeds as compared to $5 million of proceeds for the quarter ended March 31, 2006.

Total assets decreased $28 million to $82 million as of March 31, 2007 compared to $110 million at September 30, 2006. The decrease in total assets was primarily the result of cash distributions (a combined total of approximately $32 million) to stakeholders (both shareholders and contingent distribution rights holders) in December 2006. The $82 million of total assets as of March 31, 2007 included $70 million of unrestricted cash.

As a result of bankruptcy restructuring transactions, adoption of fresh-start reporting and multiple asset sales, Comdisco Holding Company, Inc.’s financial results are not comparable to those of its predecessor company, Comdisco, Inc. Please refer to the company’s quarterly report on Form 10-Q filed on May 15, 2007 for complete financial statements and other important disclosures.

About Comdisco

Comdisco emerged from chapter 11 bankruptcy proceedings on August 12, 2002. The purpose of reorganized Comdisco is to sell, collect or otherwise reduce to money in an orderly manner the remaining assets of the corporation. Pursuant to Comdisco’s plan of reorganization and restrictions contained in its certificate of incorporation, Comdisco is specifically prohibited from engaging in any business activities inconsistent with its limited business purpose. Accordingly, within the next few years, it is anticipated that Comdisco will have reduced all of its assets to cash and made distributions of all available cash to holders of its common stock and contingent distribution rights in the manner and priorities set forth in the Plan. At that point, the company will cease operations and no further distributions will be made. The company filed on August 12, 2004 a Certificate of Dissolution with the Secretary of State of the State of Delaware to formally extinguish Comdisco Holding Company, Inc.’s corporate existence with the State of Delaware except for the purpose of completing the wind-down contemplated by the Plan.

Safe Harbor

The foregoing contains forward-looking statements regarding Comdisco. They reflect the company’s current views with respect to current events and financial performance, are subject to many risks, uncertainties and factors relating to the company’s operations and business environment which may cause the actual results of the company to be materially different from any future results, express or implied by such forward-looking statements. The company intends that such forward-looking statements be subject to the Safe Harbor created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words and phrases ''expect,'' ''estimate,'' and ''anticipate'' and similar expressions identify forward-looking statements. Certain factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in the company’s SEC reports, including, but not limited to, the reports on Form 10-K for the fiscal year ended September 30, 2006 and Form 10-Q for the fiscal quarters ended December 31, 2006 and March 31, 2007 respectively. Comdisco disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Mary Moster

312-565-3900

mcmoster@comdisco.com